                                                                   Exhibit 23.3





                  CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT


We consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 of our report dated January 23, 1998, relating to the combined balance sheets of Henkel-Ecolab Joint Venture as of November 30, 1997, and 1996, and the related combined statements of income, equity and cash flows for each of the periods beginning December 1, 1996 and 1995, and ended November 30, 1997, and 1996, and related schedule, which report appears in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to our firm under the caption "Incorporation of Documents by Reference."


Dusseldorf, Germany
May 26, 1999


KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
AKTIENGESELLSCHAFT
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



/s/Stefan Haas                     /s/Bernahrd Momken
Stefan Haas                        Bernhard Momken
Wirtschaftsprufer                  Wirtschaftsprufer